                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                          ROCKY MOUNTAIN INTERNET, INC.
                                  D/B/A RMI.NET


                                       AND


                             NOVO MEDIAGROUP, INC.,
                                       AND
                       ANTHONY WESTREICH, KELLY RODRIQUES,
                        HARRY SCHLOUGH, AND JASON OLIVER


                                 AUGUST 30, 1999

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
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                                TABLE OF CONTENTS
1. Definitions .....................................................................1

2. Basic Transaction ...............................................................5

    (a) Purchase and Sale of Acquired Assets .......................................5

    (b) Purchase Price .............................................................5

    (c) Adjustments to Purchase Price ..............................................7

    (d) The Closing ................................................................7

    (e) Deliveries at the Closing ..................................................7

    (f) Allocation .................................................................7

    (g) No Assumption of Liabilities ...............................................7

3. Representations and Warranties of the Seller ....................................7

    (a) Organization of the Seller .................................................8

    (b) Authorization of Transaction ...............................................8

    (c) Noncontravention ...........................................................8

    (d) Brokers' Fees ..............................................................8

    (e) Title to Acquired Assets ...................................................8

    (f) Financial Statements .......................................................9

    (g) Events Subsequent to Most Recent Month End .................................9

    (h) Undisclosed Liabilities ....................................................9

    (i) Legal Compliance ...........................................................9

    (j) Tax Matters ................................................................9

    (k) Real Property ..............................................................9

    (l) Intellectual Property .....................................................11

    (m) Tangible Assets ...........................................................11

    (n) Contracts .................................................................11


    (o) Insurance ..................................................................11

    (p) Litigation .................................................................11

    (q) Warranties .................................................................11

    (r) State PUC Authorizations and FCC Authorizations ............................11

    (s) Investment .................................................................11

    (t) Disclosure .................................................................12

4. Representations and Warranties of the Buyer .....................................12

    (a) Organization of the Buyer ..................................................12

    (b) Authorization of Transaction ...............................................12

    (c) Noncontravention ...........................................................12

    (d) SEC Filings ................................................................13

    (e) Buyer Shares ...............................................................13

    (f) Brokers' Fees ..............................................................13

    (g) Disclosure .................................................................13

5. Pre-Closing Covenants ...........................................................13

    (a) General ....................................................................13

    (b) Notices and Consents .......................................................14

    (c) Operation of  ..............................................................14

    (d) Preservation of Business ...................................................14

    (e) Full Access ................................................................14

    (f) Notice of Developments .....................................................14

    (g) Exclusivity ................................................................14

    (h) Legend .....................................................................15

    (j) Data Center Sublease Agreement .............................................15


                                       ii


6. Conditions to Obligation to Close ...............................................15

    (a) Conditions to Obligation of the Buyer ......................................15

    (b) Conditions to Obligation of the Seller .....................................17

7. Termination .....................................................................18

    (a) Termination of Agreement ...................................................18

    (b) Effect of Termination ......................................................18

8. Post-Closing Covenants ..........................................................18

    (a) General ....................................................................18

    (b) Litigation Support .........................................................19

    (c) Transition .................................................................19

    (d) Confidentiality ............................................................19

    (e) Covenant Not to Compete ....................................................20

    (f) Survival of Representations and Warranties .................................20

    (g) Third Party Consents .......................................................20

    (h) Indemnification Provisions for Benefit of the Buyer ........................21

    (i) Indemnification Provisions for Benefit of the Seller .......................21

    (j) Matters Involving Third Parties ............................................22

    (k) Limitations on Indemnification Obligations .................................23

9. Escrow Agreement ................................................................23

10. Miscellaneous ..................................................................24

    (a) Press Releases and Public Announcements ....................................24

    (b) No Third-Party Beneficiaries ...............................................24

    (c) Entire Agreement ...........................................................24

    (d) Succession and Assignment ..................................................24


                                       iii


    (e) Counterparts ...............................................................25

    (f) Headings ...................................................................25

    (g) Notices ....................................................................25

    (h) Governing Law ..............................................................26

    (i) Arbitration ................................................................26

    (j) Amendments and Waivers .....................................................27

    (k) Severability ...............................................................27

    (l) Expenses ...................................................................27

    (m) Construction ...............................................................27

    (n) Incorporation of Exhibits and Schedules ....................................28

    (o) Specific Performance .......................................................28


Exhibit A - Acquired Assets

         Exhibit A-1 - Fixed Assets

         Exhibit A-2 - Capital Leases

         Exhibit A-3 - Customer List

Exhibit B - Lockup Agreement

Exhibit C - Bill of Sale

Exhibit D - Assignment and Assumption Agreement

Exhibit E - Financial Statements

Exhibit F - PUC and FCC Authorizations

Exhibit G - Opinion of Counsel to Seller

Exhibit H - Opinion of Counsel to Buyer

Exhibit I - Escrow Agreement

Disclosure Schedules

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT entered into effective as of August 30, 1999, by and between ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation d/b/a RMI.NET (the "Buyer"), NOVO MEDIAGROUP, INC., a California corporation (the "Seller"), and Anthony Westreich, Kelly Rodriques, Harry Schlough, and Jason Oliver (collectively, the "Seller Principals"). The Buyer, the Seller, and the Seller Principals are sometimes referred to collectively herein as the "Parties".

         This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets of the Seller in return for the consideration hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.   DEFINITIONS.

         "ACQUIRED ASSETS" means all right, title, and interest in and to the assets of the Seller set forth on Exhibit A hereto.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorney's fees and expenses involving or relating to the Acquired Assets.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "ASSIGNMENT AND ASSUMPTION OF CUSTOMER CONTRACTS" has the meaning set forth in Section 2(e) below.

         "ASSIGNMENT AND ASSUMPTION OF SUPPLIER CONTRACTS" has the meaning set forth in Section 2(e) below.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER SHARE" means any share of the common stock, $0.001 par value per share, of the Buyer.

         "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "CLOSING" has the meaning set forth in Section 2(d) below.

         "CLOSING DATE" has the meaning set forth in Section 2(d) below.

         "CLOSING PRICE" has the meaning set forth in Section 2(d)(i) below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Parties that is not already generally available to the public.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

         "DISTRIBUTEES" has the meaning set forth in Section 2(b)(ii) below.

         "ESCROW AGENT" has the meaning set forth in Section 2(b)(iv) below.

         "ESCROW AGREEMENT" has the meaning set forth in Section 9(a) below.

         "ESCROW FUND" has the meaning set forth in Section 9(a) below.

         "ESCROW PERIOD" has the meaning set forth in Section 2(b)(iv) below.

         "ESCROW SHARES" has the meaning set forth in Section 2(b)(iv) below.

         "EXCLUDED ASSETS" means the assets of the Seller not purchased by the Buyer hereunder.

         "FCC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by the Federal Communications Commission or similar federal governmental agency to provide the telecommunications services currently provided by the Seller and to conduct its business as it is currently conducted.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3(f) below.

         "FIXED ASSETS" has the meaning set forth in Section 3(m) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LOCK-UP AGREEMENT" has the meaning set forth in Section 2(b)(v) below.

         "LOCK-UP PERIODS" has the meaning set forth in Section 2(b)(v) below.

         "LOCK-UP SHARES" has the meaning set forth in Section 2(b)(v) below.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 3(f) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 3(f) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 3(f) below.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

         "RECURRING REVENUE RATE" has the meaning set forth in Section 2(c) below.

         "REFERRAL FEE AGREEMENT" has the meaning set forth in Section 8(c) below.

         "REGISTERED SHARES" has the meaning set forth in Section 2(b)(iii) below.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC FILINGS" has the meaning set forth in set forth in Section 4(d) below.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" has the meaning set forth in the preface above.

         "SELLER PRINCIPALS" has the meaning set forth in the preface above.

         "STATE PUC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by any state or local regulatory authority to provide the telecommunications services currently provided by the Seller and to conduct its business as it is currently conducted.

         "SUBLEASE AGREEMENT" has the meaning set forth in Section 5(j) below.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2.   BASIC TRANSACTION.

              (a) PURCHASE AND SALE OF ACQUIRED ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing, for the consideration specified below in this Section 2, free and clear of any and all Liabilities and other debts, obligations, claims, limitations, liens, and/or any other encumbrances whatsoever on Acquired Assets delivered.

              (b)   PURCHASE PRICE. The Buyer agrees to pay to the Seller at the
         Closing:

                    i. In exchange for the Acquired Assets, the Buyer will issue to the Seller that number of the Buyer Shares equal to $1,455,632.20 (the "Purchase Price") divided by the average closing price per share of the Buyer Shares for the fifteen (15) day period ending on the day prior to the Closing Date (the "Closing Price"). The Purchase Price set forth herein is subject to adjustments in accordance with Section 2(c) below.

                    ii. The number of shares of Buyer Shares to be issued pursuant to Section 2(b)(i) above shall be allocated among and distributed by the Seller to itself and its shareholders, officers and directors (the "Distributees") as determined by the Seller in its sole and absolute discretion.

                    iii. At the Closing Date, forty percent (40%) of the Buyer's Shares issued pursuant to Section 2(b)(i) above will be registered under the Securities Act (the "Registered Shares"). The Distributees shall be allowed to sell, trade and otherwise transfer the Registered Shares; PROVIDED, HOWEVER, that the Distributees may not sell, trade, or otherwise transfer more than the greater of (i) 4,000 of such Registered Shares in any one trading day, or (ii) an amount of such Registered Shares equal to five percent (5%) of the average daily trading volume of Buyer Shares for the previous fifteen (15) day trading period for a period of one (1) year after the Closing Date.

                    iv. At and as of the Closing Date, to secure its obligations under Section 8 below, and as more fully described in
              Section 9 below, the Seller shall deposit with an escrow agent (the "Escrow Agent") that number of the Buyer Shares equal to ten percent (10%) of the Buyer Shares issued pursuant to Section 2(b)(i) above (the "Escrow Shares"), which Escrow Shares shall be held by the Escrow Agent for twelve (12) months following the Closing Date (the "Escrow Period"). The Escrow Shares shall be registered under the Securities Act ninety
              (90) days prior to the expiration of the Escrow Period. Upon the termination of the Escrow Period, should the average market price of the Buyer Shares for the fifteen (15) day trading period ending on the day prior to the termination of the Escrow Period be below the Closing Price determined pursuant to Section 2(d)(i) above, the Buyer will issue to the Seller an additional number of Buyer Shares such that the value of the Escrow Shares plus such additional Buyer Shares equals the value of the Escrow Shares as of the Closing Date. Upon the termination of the Escrow Period, should the average market price of the Buyer Shares for the fifteen (15) day trading period ending on the day prior to the termination of the Escrow Period be above the Closing Price determined pursuant to Section 2(d)(i) above, the Escrow Agent shall be instructed to deliver back to the Buyer that number of the Escrow Shares with an aggregate value equal to ninety four percent (94%) of such increase in price of the Buyer Shares upon termination of the Escrow Period.

                    v. The remaining fifty percent (50%) of the Buyer's Shares issued pursuant to Section 2(b)(i) above will be issued on the Closing Date and subject to a lockup agreement (the "Lockup Shares") from the date of issuance in the form attached hereto as Exhibit B (the "Lockup Agreement") for the following periods of time following the Closing Date: twenty-five percent (25%) of the Buyer's Shares for six (6) months; and twenty-five percent (25%) of the Buyer's Shares for twelve (12) months (the "Lockup Periods"). The Lockup Shares shall be registered under the Securities Act on or prior to the date of the expiration of the relevant Lockup Periods. Upon the termination of each of the Lockup Periods, should the average market price of the Buyer Shares for the fifteen (15) day trading period ending on the day prior to the termination of the relevant Lockup Period be below the Closing Price determined pursuant to Section 2(d)(i) above, the Buyer will issue to the Seller an additional number of Buyer Shares such that the value of the relevant Lockup Shares plus such additional Buyer Shares equals the value of the relevant Lockup Shares as of the Closing Date. Upon the termination of each of the Lockup Periods, should the average market price of the Buyer Shares for the fifteen (15) day trading period ending on the day prior to the termination of the relevant Lockup Period be above the Closing Price determined pursuant to Section 2(d)(i) above, the Seller shall deliver back to the Buyer that number of such Lockup Shares with an aggregate value equal to ninety four percent (94%) of such increase in price of the Buyer Shares upon termination of the Escrow Period.

              (c) ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price set forth in Section 2(b)(i) above is based upon a combined monthly Recurring Revenue Rate directly derived from the Acquired Assets for the month immediately preceding the Closing Date of -$55,075. In the event that the Recurring Revenue Rate exceeds or is less than $55,075, the Purchase Price shall be increased or reduced, whichever may be the case, by $26.43 for each dollar that the Recurring Revenue Rate exceeds or is less than such amount. For purposes of this Agreement, the Recurring Revenue Rate shall be determined through accrual based accounting in accordance with GAAP for revenues that recur each month on a customer specific and plan type basis;

              (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by telephone conference call, or at the corporate headquarters of the Buyer, 999 18th Street, North Tower, 22nd Floor, Denver, Colorado 80202, effective 11:59 p.m. local time on August 30, 1999; PROVIDED, HOWEVER, that the Closing Date may be extended until September 15, 1999, upon mutual written agreement of the Parties.

              (e) DELIVERIES AT THE CLOSING. At the Closing, (i) the Buyer will deliver to the Seller (A) the various certificates, instruments, and documents referred to in Section 6 below, and (B) the Purchase Price specified in Section 2(b); (ii) the Seller will deliver to the Buyer (A) the various certificates, instruments, and documents referred to in Section 6 below, (B) the Bill of Sale in the form attached hereto as Exhibit C, and (C) the Assignment and Assumption Agreement in the form of Exhibit D; and (iii) each Party shall deliver such other instruments of sale, transfer, conveyance, and assignment as the other Party and its counsel reasonably may request.

              (f) ALLOCATION. The Parties agree that the Buyer may allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in the most tax-efficient manner available to the Buyer.

              (g) NO ASSUMPTION OF LIABILITIES. The Parties agree and acknowledge that, except as expressly provided in this Agreement, the Buyer is not assuming any Liability or other obligation of the Seller pursuant to this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER PRINCIPALS. The Seller and the Seller Principals represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3:

              (a) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of California-.

              (b) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, all individuals who are signatories to this Agreement have been duly authorized to execute, deliver, and cause the Seller to perform this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

              (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the articles of incorporation or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement with respect to the Acquired Assets to which the Seller is a party or by which it is bound or to which the Acquired Assets are subject (or result in the imposition of any Security Interest upon any the Acquired Assets). The Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

              (d) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated, and the Buyer shall have no Liability whatsoever to such broker.

              (e) TITLE TO ACQUIRED ASSETS. As of the date of Closing, the Seller shall convey to the Buyer good and marketable title to all of the Acquired Assets, free and clear of any Liabilities, including all debts, obligations, claims, limitations, liens, Security Interests, restrictions on transfer, and/or any other encumbrances whatsoever.

              (f) FINANCIAL STATEMENTS. Attached hereto as Exhibit E are the following financial statements of the Seller (collectively, the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow relating to the Acquired Assets as of and for the calendar year ending December 31, 1998 (the "Most Recent Fiscal Year End"); and (ii) unaudited balance sheet and statements of income, changes in shareholders' equity, and cash flow relating to the Acquired Assets as of and for the period ended May 31, 1999 (the "Most Recent Month End") (collectively, the "Most Recent Financial Statements"). The Most Recent Financial Statements have been prepared in accordance with GAAP on a consistent basis throughout the periods covered thereby, and are true, correct, and complete.

              (g) EVENTS SUBSEQUENT TO MOST RECENT MONTH END. Since the Most Recent Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of or relating to the Acquired Assets.

              (h) UNDISCLOSED LIABILITIES. The Seller has no Liability with respect to the Acquired Assets (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for Liabilities set forth in the Most Recent Financial Statements and (ii) Liabilities which have arisen after the Most Recent Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law.

              (i) LEGAL COMPLIANCE. The Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state,local, and foreign governments (and all agencies thereof), with respectto the Acquired Assets, including all State PUC Authorizations and the FCC Authorizations, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

              (j) TAX MATTERS. The Seller has timely filed all Tax Returns with respect to the ownership and operation of the Acquired Assets and paid all Taxes due thereunder, and no Liability exists for any unpaid Taxes relative to the Acquired Assets prior to the Closing.

              (k) REAL PROPERTY. Section 3(k) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller related to the Acquired Assets. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3(k) of the Disclosure

         Schedule (as amended to date). Other than such leases or subleases, the Acquired Assets do not include any real property or any interest therein. With respect to each lease and sublease listed in Section 3(k) of the Disclosure Schedule:

                    i. the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, non-binding natural unenforceability or ineffectiveness would not have a material adverse effect on the Acquired Assets;

                    ii. the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a material adverse effect on the financial condition of the Company;

                    iii. the Seller is not, and to the Seller's actual knowledge, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    iv. the Seller is not, and to the Seller's actual knowledge, no other party to the lease or sublease has repudiated any provision thereof;

                    v. to the Seller's Knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                    vi. with respect to each sublease, to the Seller's Knowledge, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                    vii. the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                    viii. all facilities leased or subleased thereunder have
              received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                    ix. all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities in connection with the business related to the Acquired Assets.

              (l) INTELLECTUAL PROPERTY. The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Acquired Assets as presently operated, free and clear of any Security Interests, Liabilities or other restrictions.

              (m) FIXED ASSETS. The Seller owns all fixed assets set forth in Exhibit A-1 (the "Fixed Assets"). Each such Fixed Asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

              (n) CONTRACTS. Except as set forth in Section 3(n) of the Disclosure Schedule, no material contracts or other agreements exist relating to the Acquired Assets to which the Seller is a party.

              (o) INSURANCE. The Acquired Assets have been, and will be until the Closing Date, covered by an insurance policy (providing property, casualty, and liability coverage) adequately insuring the Acquired Assets.

              (p) LITIGATION. The Seller (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, directly related to the Acquired Assets, nor (ii) is it a party or, to the actual knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator with respect to the Acquired Assets. The Seller does not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller relative to the Acquired Assets.

              (q) WARRANTIES. No product or service sold, leased, or delivered by the Seller with respect to the Acquired Assets is subject to any guaranty, warranty, or other indemnity.

              (r) STATE PUC AUTHORIZATIONS AND FCC AUTHORIZATIONS. Exhibit F hereto identifies each of the State PUC Authorizations and the FCC Authorizations which has been issued to the Seller with respect to the Acquired Assets. None of the State PUC Authorizations or the FCC Authorizations has been modified, amended, or otherwise altered, and each remains legal, valid, binding, in full force and effect, and unaffected by the transactions contemplated by this Agreement.

              (s) INVESTMENT. Each of the Buyer and the Seller understands that (i) certain of the Buyer Shares have not been registered, and will not be registered, under the Securities Act, or under any state securities laws, until after the Closing

         Date, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (ii) the Seller is acquiring the Buyer Shares solely for its own account for investment purposes, and not with a view to the distribution thereof (except to the Distributees); (iii) the Seller is a sophisticated investor with knowledge and experience in business and financial matters; (iv) the Seller has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares; (v) the Seller is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares; (vi) the Seller together with its legal, tax and financial advisers have investigated the Buyer and its business and have negotiated transactions contemplated herein and have independently determined to enter into such transactions; (vii) notwithstanding the foregoing, the Seller shall be entitled to rely on the representations and warranties made by the Buyer as set forth herein and nothing herein shall limit or diminish the Seller's rights to such representations and warranties; and (viii) the Seller is an Accredited Investor.

              (t) DISCLOSURE. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

              (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

              (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

              (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

              (d) SEC FILINGS. The Buyer has filed all required reports, schedules, forms, statement and other documents with the SEC since January 1, 1998 (the "SEC Filings"). As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings , and none of the SEC Filings when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (e) BUYER SHARES. The Buyer Shares will be, when issued, duly issued and validly existing, fully paid and non-assessable free and clear of any Liabilities and other encumbrances and restrictions, except as set forth herein.

              (f) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

              (g) DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

              (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary,proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

              (b) NOTICES AND CONSENTS. The Seller will give any notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3 above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3 and Section 4 above. Without limiting the generality of the foregoing, each of the Parties will any further filings that may be necessary, proper, or advisable in connection therewith.

              (c) OPERATION OF THE ACQUIRED ASSETS. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, with respect to the Acquired Assets.

              (d) PRESERVATION OF BUSINESS. The Seller will keep the Acquired Assets substantially intact, including its present use and operation thereof, and its relationships with licensors, suppliers, customers, and employees related to the Acquired Assets.

              (e) FULL ACCESS. The Seller will permit representatives of the Buyer to have full access at all reasonable times and upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Seller, to all of the Seller's premises, properties, personnel, books, records (including Tax records), contracts, and documents of, or pertaining to, the Acquired Assets.

              (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in
         Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement this Agreement or the Exhibits hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

              (g) EXCLUSIVITY. Until the Closing Date, as it may be extended pursuant to Section 2(d) above, the Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of the Acquired Assets or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

              (h) LEGEND. The Buyer and the Seller covenant and agree that sixty percent (60%) of the Buyer Shares will bear the following legend until the Buyer Shares are registered pursuant to Sections 2(b)(iv) and 2(b)(v) hereof:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT.

              (i) DATA CENTER SUBLEASE AGREEMENT. Prior to the Closing, the Buyer and the Seller shall enter into a sublease agreement (the "Sublease Agreement") pursuant to which the Buyer shall sublease from the Seller the office space (including all fixtures and improvements therein), with an address of 461 Second Street, Suite 332, San Francisco, California 94107, where the Seller currently locates its data center (estimated to be 1,250 total square feet) on terms mutually agreeable to the Parties. The Sublease Agreement shall provide that the Buyer shall share with the Seller an entrance and lobby to the subleased office space.

         6.   CONDITIONS TO OBLIGATION TO CLOSE.

              (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    i.    the representations and warranties set forth in
              Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                    ii. the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    iii. no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets, to operate the Acquired Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                    iv. the Seller and the Buyer shall have entered into the Assignment and Assumption of Customer Contracts;

                    v. the Seller and the Buyer shall have entered into the Assignment and Assumption of Supplier Contracts;

                    vi. the Seller shall have delivered to the Buyer the Bill of Sale;

                    vii. the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3 and Section 4 above;

                    viii. the Seller shall have delivered to the Buyer a
              certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

                    ix. the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                    x. the Buyer shall have completed and shall be satisfied with its due diligence examination of the Seller;

                    xi. the Buyer's board of directors shall have approved this Agreement; and

                    xii. all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

              (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    i.    the representations and warranties set forth in
              Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                    ii. the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    iii. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                    iv. the Seller and the Buyer shall have entered into the Assignment and Assumption of Customer Contracts;

                    v. the Seller and the Buyer shall have entered into the Assignment and Assumption of Supplier Contracts;

                    vi. the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

                    vii. the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to the Seller, and dated as of the Closing Date;

                    viii. the Seller's board of directors shall have approved
              this Agreement; and

                    ix. all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

         The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7.   TERMINATION.

              (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement as provided below:

                    i. the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or (B) if the Closing shall not have occurred on or before July 31, 1999 (or such later date, if extended pursuant to Section 2), by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                    ii. the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or (B) if the Closing shall not have occurred on or before July 31, 1999 (or such later date, if extended pursuant to Section 2), by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

              (b) EFFECT OF TERMINATION. Notwithstanding the termination of this Agreement, the confidentiality provisions of this Agreement shall survive indefinitely.

         8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

              (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. The Seller acknowledges and agrees that, from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, directly relating to the Acquired Assets (but not the Excluded Assets); PROVIDED, HOWEVER, that the Buyer shall provide the Seller and its shareholders with reasonable access to such documents, books, records, agreements, and financial data as necessary.

              (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Acquired Assets, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8(h), Section 8(i), or Section 8(j) below).

              (c) TRANSITION. Neither the Seller nor the Seller Principals will take any action that is designed or intended to have the effect of discouraging any carrier, supplier, lessor, licenser, customer, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing with respect to the Acquired Assets. Each of the Seller and the Seller Principals will refer all customer inquiries relating to the Acquired Assets to the Buyer from and after the Closing. In addition, each of the Seller and the Seller Principals shall recommend the Internet access and web-hosting services of the Buyer to any and all future customers of the Seller who request such a recommendation; PROVIDED, HOWEVER, that the Seller reserves the right to recommend to any such customer any number of other providers of such services in addition to the Buyer. The Buyer and the Seller shall enter into a Referral Fee Agreement providing for compensation to the Seller for referrals of customers who purchase services from the Buyer. Further, the Seller agrees to negotiate in good faith with the Buyer to purchase from the Buyer all future internet access and web-hosting services associated with the Seller or its customers.

              (d) CONFIDENTIALITY. The Seller shall, and shall cause the Seller Principals to, treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his/her or its possession. In the event that the Seller, the Seller Principals or any of the Seller's shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller, the Seller Principals or the Seller's shareholders are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller, the Seller Principals or the Seller's shareholders (as the case may be) may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Seller, the Seller Principals and the Seller's shareholders shall use their reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

              (e) COVENANT NOT TO COMPETE. For a period of two (2) years from and after the Closing Date, the Seller, its Affiliates and the Seller Principals agree not to engage directly or indirectly in any business that offers dial-up internet access, dedicated internet access and web-hosting to third parties in any geographic area in which the Seller conducts that business as of the Closing Date; PROVIDED, HOWEVER, that

                    i. no owner of less than one percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed to be engaged solely by reason thereof in any business activity in contravention hereof; and

                    ii. if the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

              (f) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing and shall continue in full force and effect for a period of two (2) years thereafter.

              (g) THIRD PARTY CONSENTS. The Seller shall use its best efforts to procure, and assist the Buyer in procuring, all of the consents of CISCO, MCI,

         MFS, CRL and any other third party whose consent is required in connection with the transactions contemplated by this Agreement.

              (h)   INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                    i. In the event the Seller or the Seller Principals breach any of their representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Buyer makes a written claim for indemnification against the Seller or Seller Principals within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                    ii. The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller.

                    iii. The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller for Taxes of the Seller related to the Acquired Assets.

                    iv. The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller in relation to the termination by the Seller of any of the Seller's employees who are not employed by the Buyer.

                    v. The Seller shall not have any liability to the Buyer for any Adverse Consequences set forth in this Section 8(h) to the extent that such Adverse Consequences are covered by insurance of the Buyer.

                    vi. Notwithstanding anything contained herein to the contrary, the Seller shall have no liability to the Buyer as a result of any breach of any representation, warranty or covenant, to the extent that the Buyer knew that such representation, warranty or covenant was incorrect prior to the Closing Date, except when such breach is the result of fraud or willful misconduct.

              (i)   INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

                    i. In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Seller makes a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                    ii. The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller and its shareholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Buyer's operation of the Acquired Assets after the Closing.

                    iii. The Buyer shall not have any Liability to the Seller for any Adverse Consequences set forth in this Section 8(i) to the extent that such Adverse Consequences are covered by insurance of the Seller.

                    iv. Notwithstanding anything contained herein to the contrary, the Buyer shall have no liability to the Seller as a result of any breach of any representation, warranty or covenant, to the extent that the Seller knew that such representation, warranty or covenant was incorrect prior to the Closing Date, except where such breach is the result of fraud or willful misconduct.

                    v. In no event shall the liability of the Buyer pursuant to this Section 8(i) exceed the current market value of the Buyer's Shares provided to the Seller at the Closing pursuant to
              Section 2 above.

              (j)   MATTERS INVOLVING THIRD PARTIES.

                    i. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                    ii. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the

              Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and
              (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                    iii. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(j)
              (ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

              (k) LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. Notwithstanding the provisions of Section 8(h), through 8(j) above, none of the Parties shall be obligated to indemnify or pay damages to any other Party or Parties, as the case may be, from and against any Adverse Consequences arising from or related to this Agreement to the extent that such Adverse Consequences arising from or related to this Agreement exceed the Purchase Price; PROVIDED, HOWEVER, that any claims brought by a Party against another Party or Parties for fraud or willful misconduct shall not be subject to the foregoing limitations.

         9. ESCROW AGREEMENT. As security for the indemnity of the Buyer by the Seller provided for in Section 8 above, the Escrow Shares shall be registered in the name of the Seller, and deposited (with an executed assignment in blank) with Norwest Bank, N.A. as Escrow Agent such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto (the "Escrow Agreement"). In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. All costs and fees of the Escrow Agent for establishing and administering the Escrow Fund shall be borne equally by the Parties. Upon compliance with the terms hereof, the Buyer shall be entitled to obtain indemnity first from the Escrow Fund for all Adverse Consequences covered by the indemnity provided for in Section 8 above. If the Escrow Fund is not sufficient to cover any such Adverse Consequences covered by Section 8 above, then the Buyer shall be entitled to seek payment directly from the Seller and, if the Seller can not or will not cover such Adverse Consequences, then the Buyer shall be entitled to seek payment directly from the Seller Principals. The form of the Escrow Agreement is attached hereto as Exhibit J.

         10.  MISCELLANEOUS.

              (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

              (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

              (c) ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

              (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
         (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

              (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, provided that the original counterpart is delivered within five (5) days of such execution.

              (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO THE SELLER:

         NOVO MediaGroup, Inc.
         222 Sutter Street, Sixth Floor
         San Francisco, CA  94108
         Attention:  Anthony Westreich

         COPY TO:

         Britton Silberman & Cervantez LLP
         461 Second Street, Suite 332
         San Francisco, California  94107
         Attention:  Michael White

         IF TO THE BUYER:

         Rocky Mountain Internet, Inc.
         999 18th Street, 22nd Floor
         Denver, Colorado  80202
         Attention:  Mr. Douglas H. Hanson, Chairman & CEO

         COPY TO:

         Rocky Mountain Internet, Inc.
         999 18th Street, 22nd Floor
         Denver, Colorado  80202
         Attention:  Mr. Chris J. Melcher, General Counsel

         Holland & Hart LLP
         215 South State Street, Suite 500
         Salt Lake City, Utah  84111-23117
         Attention:  Mr. David R. Rudd

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

              (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

              (i) ARBITRATION. The Parties hereby covenant and agree that, except as otherwise set forth in this Agreement, any suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that the Parties may now have or at any time in the future claim to have based in whole or in part, or arising from or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the Rules of Arbitration and Conciliation of the American Arbitration Association then in effect. If the Parties to the Dispute are unable to agree on a single arbitrator, then such binding arbitration shall be conducted before a panel of three (3) arbitrators that shall be comprised of one (1) arbitrator designated by each Party to the Dispute and a third arbitrator designated by the two (2) arbitrators selected by the Parties to the Dispute. Unless the Parties to the Dispute agree otherwise, the arbitration proceedings shall take place in Denver, Colorado and the arbitrator(s) shall apply the law of the State of Colorado, USA, to all issues in dispute, in accordance with Section 10(h). The findings of the arbitrator(s) shall be final and binding on the Parties to the Dispute. Judgment on such award may be entered in any court of appropriate jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order of enforcement, as the party seeking to enforce that award may elect. Notwithstanding any applicable rules of arbitration, all arbitral awards shall be in writing and shall set forth in particularity the findings of fact and conclusions of law of the arbitrator or arbitrators. If the Buyer makes any claim based upon the alleged intentional fraud or willful misconduct of the Seller or its shareholders and such claim is not found by the arbitrator(s) to be valid or proven, the Buyer shall pay the costs of the Seller or its shareholders incurred in connection with such arbitration proceeding (including reasonable attorneys fees).

              (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

              (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

              (l) EXPENSES. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

              (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

              (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

              (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9(i) above), in addition to any other remedy to which it may be entitled, at law or in equity.

                                       *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ROCKY MOUNTAIN INTERNET, INC.


By:
    ------------------------------
         Douglas H. Hanson

Title:   Chairman and CEO


NOVO MEDIAGROUP, INC.


By:
    ------------------------------

Title:
       ---------------------------

SELLER PRINCIPALS


----------------------------------
Anthony Westreich


----------------------------------
Kelly Rodriques


----------------------------------
Harry Schlough


----------------------------------
Jason Oliver


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